Exhibit 11.1


               CORT BUSINESS SERVICES CORPORATION AND SUBSIDIARIES

                       COMPUTATIONS OF EARNINGS PER SHARE



                                                      Three Months Ended           Six Months Ended
                                                           June 30,                    June 30,
                                                   ------------------------    -------------------------
                                                      1996          1997          1996          1997
                                                      ----          ----          ----          ----
Net income applicable to common shares:

Net income applicable to common shares             $3,483,000    $5,607,000    $6,643,000    $10,537,000
                                                   ==========    ==========    ==========    ===========

Weighted average common shares outstanding for primary earnings per share:

Average shares outstanding during the period       10,531,781    12,796,180    10,478,184     12,760,082

Unexercised stock options and warrants using
  the treasury stock method                         1,091,509       847,912     1,140,522        864,837
                                                   ----------    ----------    ----------    -----------
  Total weighted average common shares for
    primary earnings per share                     11,623,290    13,644,092    11,618,706     13,624,919
                                                   ==========    ==========    ==========    ===========

Weighted average common shares outstanding for fully diluted earnings per common share:

Average shares outstanding during the period       10,531,781    12,796,180    10,478,184     12,760,082

Unexercised stock options and warrants using
  the treasury stock method                         1,118,273       890,049     1,170,284        923,589
                                                   ----------    ----------    ----------    -----------
  Total weighted average common shares for
    fully diluted earnings per share               11,650,054    13,686,229    11,648,468     13,683,671
                                                   ==========    ==========    ==========    ===========

Earnings per common share:
  Primary                                          $     0.30    $     0.41    $     0.57    $      0.77
                                                   ==========    ==========    ==========    ===========
  Fully diluted                                    $     0.30    $     0.41    $     0.57    $      0.77
                                                   ==========    ==========    ==========    ===========